UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 1, 2012

AMERITRANS CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	814-00193	52-2102424
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
50 Jericho Quadrangle Jericho, New York		11753
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (212) 355-2449

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed, on October 3, 2011, Ameritrans Capital Corporation (the “Company”) received a letter  from The Nasdaq Stock Market (“Nasdaq”) notifying the Company that the Company did not satisfy the minimum stockholders’ equity requirement (or alternative standards) for continued listing under Nasdaq Marketplace Rule 5550(b) (the “Minimum Stockholders Requirement”), based on its stockholders’ equity as of June 30, 2011.  On February 1, 2012, the Company received a letter from The Nasdaq Stock Market (“Nasdaq”) notifying the Company of the Nasdaq staff’s determination that the Company had not regained compliance with the Minimum Stockholders’ Equity Requirement, and did not satisfy certain conditions necessary for an extension of the time period in which the Company may demonstrate its compliance with such requirement.  Under Nasdaq rules, the suspension of trading and delisting of the Company’s securities (which would otherwise take effect on February 10, 2012) will be stayed if, by 4:00 p.m. on February 8, 2012, the Company requests a hearing with a Nasdaq Hearings Panel (the “Panel”) to appeal the Nasdaq staff’s determination described above.  The Company intends to request such an appeal.  The Company’s common stock will continue to trade on The Nasdaq Capital Market while such appeal is pending.  There can be no assurance, however, that the Panel will grant the Company’s appeal for continued listing or that the Company’s securities will not be delisted following such appeal.  If the Company does not request an appeal of the Nasdaq staff’s determination, trading in the Company’s common stock will be suspended at the opening of business on February 10, 2012, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on Nasdaq.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERITRANS CAPITAL CORPORATION

Date: February 7, 2012	By:	/s/ Michael Feinsod
Name: Michael Feinsod
Title: Chief Executive Officer and President